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                                                                     Exhibit 5.1




            [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]





                                September 10, 1999







Metromedia Fiber Network, Inc.
c/o Metromedia Fiber Network Services, Inc.
One North Lexington Avenue
White Plains, NY  10601

                       Metromedia Fiber Network, Inc.
                       Registration Statement on Form S-8
                       ----------------------------------

Dear Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") filed by Metromedia Fiber Network, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations promulgated thereunder (the "RULES"), we have been requested by the Company to render our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to 7,311,962 shares (the





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Metromedia Fiber Network, Inc.                                                 2





"SHARES") of Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK"), of the Company, which have been reserved for issuance upon exercise of options outstanding under the AboveNet Communications Inc. 1998 Stock Incentive Plan, the AboveNet Communications Inc. 1997 Stock Plan and the AboveNet Communications Inc. 1996 Stock Option Plan (collectively, the "ABOVENET OPTION PLANS") that will be assumed by the Company pursuant to an Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of June 22, 1999, as amended, among the Company, AboveNet Communications Inc., a Delaware corporation ("ABOVENET"), and Magellan Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("MERGER SUB"), providing for the merger of Merger
Sub with and into AboveNet, with AboveNet as the surviving corporation in the Merger.
                  In connection with the furnishing of this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "DOCUMENTS"):
                  1.       the Registration Statement;
                  2.       the Merger Agreement;
                  3.       the AboveNet Option Plans included as Exhibits 4.6,
                           4.7 and 4.8 to the Registration Statement;
                  4.       the Amended and Restated Certificate of Incorporation
                           of the Company, as amended, included as Exhibit 4.1 to the




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Metromedia Fiber Network, Inc.                                                 3





                           Registration Statement and the Amended and Restated By-laws of the Company included as Exhibit 4.2 to the Registration Statement (collectively, the "CHARTER DOCUMENTS"); and
                  5. the form of certificate for the shares of Class A Common Stock of the Company included as Exhibit 4.3 to the Registration Statement.

                  In addition, we have examined those corporate records of the Company as we have considered appropriate and those other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion expressed below.

                  In our examination of the documents referred to above, we have assumed, without independent investigation, (i) the due authorization, execution and delivery of each of the Documents by each party to them other than the Company, (ii) the enforceability of the documents reviewed by us against each party to them other than the Company, (iii) that the Shares will be substantially issued as described in the Registration Statement, (iv) the genuineness of all signatures, (v) the authenticity of all documents submitted to us as originals, (vi) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of validly existing agreements or other documents,

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Metromedia Fiber Network, Inc.                                                 4





(vii) the authenticity of the latter documents, (viii) that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we examined are accurate and complete, and (ix) the legal capacity of all individuals who have executed any of the documents which we examined.

                  In expressing the opinion set forth below, we have relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and in certificates of officers of the Company and upon certificates of public officials.

                  Based on the foregoing, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized for issuance and that such Shares, when issued and delivered by the Company and paid for in accordance with the terms and provisions of the AboveNet Option Plans, will be validly issued, fully paid and nonassessable.

                  Our opinion expressed above is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. Our opinion is also rendered only with respect to the laws and the rules, regulations and orders under those laws that are currently in effect. Please be advised that no member of this firm is admitted to practice in the State of Delaware.






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Metromedia Fiber Network, Inc.                                                 5





                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby agree that we come within the category of persons whose consent is required by the Act or the Rules.


                                  Very truly yours,


                                  /s/ Paul, Weiss, Rifkind, Wharton & Garrison

                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON